Exhibit 10.16

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on October 26, 2009, by and among FREEDOM GROUP, INC., a Delaware corporation (“FGI”), REMINGTON ARMS COMPANY, INC., a Delaware corporation (“Remington”), THE MARLIN FIREARMS COMPANY, a Connecticut corporation (“Marlin”), H&R 1871, LLC, a Connecticut limited liability company (“H&R”), BUSHMASTER FIREARMS INTERNATIONAL, LLC, a Delaware limited liability company (“Bushmaster”), DPMS FIREARMS, LLC, a Delaware limited liability company (“DPMS”), E-RPC, LLC, a Delaware limited liability company (“E-RPC”), and RA BRANDS, L.L.C., a Delaware limited liability company (“Brands,” and together with FGI, Remington, Marlin, H&R, Bushmaster, DPMS, and E-RPC, each individually a “Borrower” and collectively, “Borrowers”); WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent (in such capacity, “Agent”) for various financial institutions (“Lenders”), and the Lenders party hereto.

Recitals:

Agent, Lenders and Borrowers are parties to a certain Loan and Security Agreement dated July 29, 2009 (as at any other time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain revolving credit loans to Borrowers.

Borrowers have advised Agent and Lenders of the proposed issuance by Borrowers of certain additional notes under the existing Senior Notes Indenture (the “Additional Notes”) that are not expressly permitted under Sections 9.8 and 9.9 of the Loan Agreement.  Borrowers have requested that Agent and Lenders agree to amend the Loan Agreement in order to permit the proposed issuance of such Additional Notes.

Subject to the terms and conditions of this Amendment, Agent and Lenders are willing to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Definitions.  All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

2.                                      Amendments to Loan Agreement.  Subject to the satisfaction of each of the conditions precedent set forth in Section 6 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)                                  by deleting the definition of “Senior Notes” contained in Section 1 of the Loan Agreement and by substituting in lieu thereof the following:

“Senior Notes” shall mean (i) FGI’s 10¼ % Senior Secured Notes due 2015 in the aggregate principal amount of $200,000,000, and (ii) any Permitted Additional Pari Passu Obligations which are permitted to be incurred under (and as defined in) the Senior Notes Indenture as in effect on the date hereof or as amended with the consent of the Required Lenders, and which are subject to the Intercreditor Agreement, in an aggregate principal amount not to exceed $125,000,000; provided that, for the purposes of Sections 4.1 and 9.16, “Senior Notes” shall mean the notes referred to in clause (i) only.  For the avoidance of doubt, to the extent supplements to the Senior Notes Indenture are required in connection with the issuance of the Permitted Additional Pari Passu Obligations described above, the consent of the Required Lenders is not required to such supplements so long as they do not otherwise modify the terms of the Senior Notes Indenture.

(b)                                 by deleting clause (o) of Section 10.1 of the Loan Agreement and by substituting in lieu thereof the following:

(o)                                 any Borrower or Guarantor shall be in default of any of its obligations under the Senior Notes or the Senior Notes Indenture (including with respect to any Permitted Additional Pari Passu Obligations permitted under (and as defined in) the Senior Notes Indenture) and, as a consequence of which the payment or maturity of the Senior Notes (including any such Permitted Additional Pari Passu Obligations) could be accelerated or demand for payment thereof made or other rights or remedies exercised by or on behalf of the holders of the Senior Notes (including any such Permitted Additional Pari Passu Obligations).

3.                                      Ratification and Reaffirmation.  Each Borrower hereby ratifies and reaffirms the Obligations, each of the Financing Agreements and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Financing Agreements.

4.                                      Acknowledgments and Stipulations.  Each Borrower acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, except as the enforceability thereof may be limited by laws relating to insolvency proceedings or other similar laws of general application affecting the enforcement of creditors’ rights generally or by general equitable principles; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the Liens granted by such Borrower in favor of Agent are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of the Financing Agreements to have priority over the Liens of Agent; and, as of the close of business on October 26, 2009, the unpaid principal amount of the Revolving Loans totaled $11,800,000, and the face amount of outstanding Letters of Credit totaled $8,334,588.75.

5.                                      Representations and Warranties.  Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Amendment (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date).

6.                                      Conditions Precedent.  The effectiveness of the amendments contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent:

(i)                                     No Default or Event of Default.  No Default or Event of Default occurs or exists on the date hereof.

(ii)                                  Amendment.  Agent shall have received a counterpart of this Amendment duly executed and delivered by a duly authorized officer of the each of the Borrowers and Required Lenders.

(iii)                               Other Agreements.  Agent shall have received a certificate from FGI certifying that the Additional Notes constitute Permitted Additional Pari Passu Obligations permitted to be incurred under (and as defined in) the Senior Notes Indenture as in effect on the date hereof or as amended with the consent of the Required Lenders, and are subject to the Intercreditor Agreement.

7.                                      Additional Covenant.  Within five (5) Business Days after the issuance of the Additional Notes, FGI shall deliver to Agent copies of documentation for the Additional Notes, which documentation shall include any supplements to the Senior Notes Indenture and all exhibits and schedules thereto, and evidence of all consents and approvals (if any) required pursuant to the terms of the Senior Notes Indenture.

8.                                      Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

9.                                      Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

10.                               Expenses of Agent and Lenders.  Borrowers jointly and severally agree to pay, on demand, all reasonable costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Financing Agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Agent’s and Lenders’ legal counsel.

11.                               Effectiveness; Governing Law.  This Amendment shall be effective upon execution and delivery by Borrowers and acceptance by Agent and the Required Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law).

12.                               Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.                               No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Financing Agreements, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

14.                               Counterparts; Telecopied Signatures.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each  of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

15.                               Further Assurances.  Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16.                               Section Titles.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

17.                               Release of Claims.  To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, that are known to such Borrower as of the date of this Amendment, or that such Borrower should have reasonably known, arising under or in connection with any of the Financing Agreements.  Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

18.                               Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS

FREEDOM GROUP, INC.

By:	/s/ Stephen P. Jackson, Jr.
Title:	CFO

REMINGTON ARMS COMPANY, INC.

By:	/s/ Stephen P. Jackson, Jr.
Title:	CFO

THE MARLIN FIREARMS COMPANY

By:	/s/ Stephen P. Jackson, Jr.
Title:	Vice President

H&R 1871, LLC

By:	/s/ Stephen P. Jackson, Jr.
Title:	Vice President

BUSHMASTER FIREARMS INTERNATIONAL, LLC

By:	/s/ Stephen P. Jackson, Jr.
Title:	Authorized signatory

DPMS FIREARMS, LLC

By:	/s/ Stephen P. Jackson, Jr.
Title:	Authorized signatory

E-RPC, LLC

By:	/s/ Stephen P. Jackson, Jr.
Title:	CFO

RA BRANDS, L.L.C.

By:	/s/ Stephen P. Jackson, Jr.
Title:	Vice President

First Amendment to Loan and Security Agreement

AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and Issuing Bank

By:	Wachovia Bank, National Association
Title:	Director

REQUIRED LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	Wachovia Bank, National Association
Title:	Director

BANK OF AMERICA, N.A.

By:	Allan R. Juleus
Title:	SVP

First Amendment to Loan and Security Agreement